EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of July 2024.

Squarepoint Master Fund Limited

By:	/s/ Ronald Veith
Name:	Ronald Veith
Title:	Chief Compliance Officer

Arini Credit Master Fund Limited

By:	/s/ Ronald Veith
Name:	Ronald Veith
Title:	Chief Compliance Officer

Squarepoint Diversified Partners Fund 7 Limited

By:	/s/ Ronald Veith
Name:	Ronald Veith
Title:	Chief Compliance Officer

Squarepoint Ops LLC

By:	/s/ Ronald Veith
Name:	Ronald Veith
Title:	Chief Compliance Officer